                                                                   EXHIBIT 10(o)

                               SIXTH AMENDMENT TO
                                CREDIT AGREEMENT



         THIS SIXTH AMENDMENT ("Amendment") dated as of February 29, 2000, by and among the borrowers listed on Schedule 1 (collectively "Companies") and Comerica Bank, a Michigan banking corporation ("Bank").

                                    RECITALS:

         A. Companies and Bank entered into a Credit Agreement dated as of June 13, 1996, which was amended by five amendments (as amended, "Agreement").

         B. Companies and Bank desire to amend the Agreement and the Equipment Notes (as defined in the Agreement) as hereinafter set forth.

         NOW, THEREFORE, the parties agree as follows:

         1. The definitions of Revolving Credit Commitment, Revolving Credit Maturity Date, Equipment Line Maturity Date, Lending Availability and Equipment Reliance set forth in Section 1 of the Agreement are amended to read in their entireties as follows:

              "Equipment Line Maturity Date' shall mean May 1, 2001.

              "Equipment Reliance' shall initially mean $750,000. On the first day of each month, beginning March 1, 2000, Equipment Reliance shall decrease by $50,000 until such time as the Equipment Reliance is zero.

              "Lending Availability' shall mean as of any date of determination thereof, the sum of (a) eighty five percent (85%) of Eligible Accounts plus (b) thirty five percent (35%) of Eligible Inventory; provided, however, in no event shall the amount of Lending Availability determined under this clause (b) exceed Four Million Dollars ($4,000,000), plus (c) the amount of the Equipment Reliance as of such date.

              'Revolving Credit Commitment' shall mean Thirteen Million
         Dollars ($13,000,000), subject to reduction or termination pursuant to
         Section 2.6 hereof.

              'Revolving Credit Maturity Date' shall mean May 1, 2001."

         2.   Section 2.A.2 is amended to read in its entirety as follows:



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              "2.A.2 The indebtedness represented by each Equipment Note shall be payable in equal monthly principal installments equal to the amount necessary to amortize the original amount of the Equipment Note over a five year term commencing on the first day of the first month after such loan is made and on the first day of each month thereafter until the maturity date thereof, when the entire unpaid balance of principal and interest thereon shall be due and payable. The maturity date for each Equipment Note shall be the date which is five (5) years after the date thereof. In addition to the above required payments on principal, Company agrees to pay interest on the unpaid principal balance of each Equipment Note from time to time outstanding at a per annum rate equal to one percent (1%) above the Prime Rate, provided, however, upon the occurrence of any Event of Default hereunder, interest shall be payable at a per annum rate of four percent (4%) above the Prime Rate. Interest payments shall be made monthly, commencing on the first day of the first month following the advance under the applicable Equipment Note and on the first day of each month thereafter. Interest shall be computed on a daily basis using a year of 360 days for the actual number of days elapsed, and in such computation effect shall be given to any change in the interest rate resulting from a change in the Prime Rate on the date of such change in the Prime Rate."

         3. The first three sentences of Section 4.1 of the Agreement are amended to read in their entirety as follows:

              "The Revolving Credit Notes and the Advances under Section 2 hereof shall bear interest from the date thereof on the unpaid principal balance thereof from time to time outstanding, at a rate per annum equal to three quarters of one percent (3/4%) plus the Prime Rate. Interest shall be payable monthly on the first Business Day of each calendar month, commencing on the first Business Day of the calendar month during which such Advance is made, and at maturity. Notwithstanding the foregoing, from and after the occurrence of any Event of Default and during the continuation thereof, the Advances shall bear interest, payable on demand, at a rate per annum equal to three and three quarters percent (3-3/4%) above the Prime Rate."

         4. Sections 9.1, 9.2, 9.3 and 9.4 are amended to read in their entireties as follows:

              "9.1   Leverage Ratio. Beginning December 31, 1999, permit the
         Consolidated Leverage Ratio at any time to be more than 2.75 to 1.0."

               9.2 Cash Flow Coverage Ratio. Permit the Consolidated Cash Flow Coverage Ratio at any time to be less than the amounts specified below for the determination date specified below:

         December 31, 1999                                            .30 to 1.0
         March 31, 2000                                               .30 to 1.0

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         June 30, 2000                                                .30 to 1.0
         September 30, 2000                                           .30 to 1.0
         December 31, 2000 and as of the last day of each fiscal
           quarter thereafter                                         .50 to 1.0

              9.3 Current Ratio. Beginning December 31, 1999, permit the ratio of Consolidated Current Assets to Consolidated Current Liabilities at any time to be less than 1.0 to 1.0.

              9.4 Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth at any time to be less than the following amounts during the periods specified below:

         December 31, 1999 through December 30, 2000                $16,000,000
         December 31, 2000 and thereafter                           $16,500,000"

         5. The definition of "Measuring Period" is amended to read in its entirety as follows:

              ""Measuring Period' shall mean for the determination date referred to below the applicable period shown opposite such determination date:

         Determination Date             Measuring Period
         ------------------             ----------------
         March 31, 2000                 January 1, 2000 through March 31, 2000
         June 30, 2000                  January 1, 2000 through June 30, 2000
         September 30, 2000             January 1, 2000 through September 30, 2000
         December 31, 2000              The four preceding fiscal quarters ending on such
         and the last day of each       determination date
         fiscal quarter thereafter"

         6. Exhibit "E" to the Agreement is deleted and attached Exhibit "E" is substituted therefor.

         7. Each of the existing Equipment Notes is amended to increase the non-default interest rate to the rate set forth in Section 2.A.2 of the Agreement (as amended by this Amendment).

         8. The Companies did not comply with the provisions of Sections 9.1, 9.2, 9.3 and 9.4 of the Agreement for the period ended December 31, 1999 (as such provisions were in effect prior to this Amendment). The Bank hereby waives any default under the Agreement arising as a result of such non-compliance with the prior provisions for the period ended December 31, 1999. This is not a waiver of any non-compliance for any period for such covenants as amended by this Amendment.



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         9.   Companies hereby represent and warrant that, after giving effect to the amendments contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within each Company's corporate powers, have been duly authorized, are not in contravention of law or the terms of any Company's Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties of each Company set forth in Sections 7.1 through
7.15 of the Agreement are true and correct on and as of the date hereof with the same force and effect as made on and as of the date hereof; (c) the continuing representations and warranties of each Company set forth in Section 7.16 of the Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to the Bank by Companies in accordance with Section 10.1 of the Agreement; and (d) no Event of Default (as defined in the Agreement) or condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default under the Agreement, has occurred and is continuing as of the date hereof.

         10. Except as expressly provided herein, all of the terms and conditions of the Agreement remain unchanged and in full force and effect.

         11. This Amendment shall be effective upon (a) the payment by Companies to Bank of a non-refundable amendment fee in the amount of $37,500 and
(b) execution and delivery by Companies to Bank of a replacement Revolving Credit Note in the form attached hereto as Exhibit "E".

         IN WITNESS the due execution hereof as of the day and year first above written.


COMERICA BANK                                  DETREX CORPORATION



By:                                            By:
   --------------------------------               ------------------------------
     Jeffrey S. Pitts                               Gerald J. Israel

Its: Assistant Vice President                  Its: Vice President-Finance and
                                                    Chief Financial Officer



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                                           THE ELCO CORPORATION



                                           By:
                                               ---------------------------------
                                                    Gerald J. Israel

                                           Its:     Treasurer


                                           HARVEL PLASTICS, INC.



                                           By:
                                               ---------------------------------
                                                    Gerald J. Israel

                                           Its:     Director


                                           SEIBERT-OXIDERMO, INC.



                                           By:
                                               ---------------------------------
                                                    Gerald J. Israel

                                           Its:     Treasurer




                                        5
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                                   SCHEDULE 1



Detrex Corporation

The Elco Corporation

Harvel Plastics, Inc.

Seibert-Oxidermo, Inc.


































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
                                   EXHIBIT "E"

                              REVOLVING CREDIT NOTE


                                                               Detroit, Michigan
$13,000,000                                                    February 29, 2000


         On or before May 1, 2001, FOR VALUE RECEIVED, the undersigned (collectively "Companies") jointly and severally promise to pay to the order of Comerica Bank, a Michigan banking corporation ("Bank") at 500 Woodward Avenue, Detroit, Michigan, in lawful money of the United States of America the Indebtedness to Bank or so much of the sum of Thirteen Million Dollars ($13,000,000) as may from time to time have been advanced and then be outstanding hereunder pursuant to the Credit Agreement ("Agreement") dated as of June 13, 1996, made by and between Companies and Bank, as amended, together with interest thereon as hereinafter set forth. Capitalized terms used herein, unless defined to the contrary, have the meanings given them in the Agreement.

         Each of the Advances made hereunder shall bear interest at the interest rate from time to time applicable thereto under the Agreement or as otherwise determined thereunder, and interest shall be computed, assessed and payable as set forth in the Agreement.

         This Note is a note under which advances, repayments and readvances may be made from time to time, but only in accordance with the terms and conditions of the Agreement. This Note evidences borrowing under, is subject to, and may be accelerated or matured under, the terms of the Agreement, to which reference is hereby made.

         Companies agree that in the event of a default hereunder or any default or Event of Default under the Agreement, Bank shall be entitled to liquidate and collect all property or assets (including deposits and other credits) whether presently owned or hereafter acquired, of Companies in possession or control of (or owing by) the Bank for any purpose, and to apply the proceeds of such liquidations and collections, and offset any amounts owing by Bank, against Companies' obligations hereunder and under the Agreement.

         This Note shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and enforceable in, the State of Michigan.

         Companies hereby waive presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agree that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note. Any transferees of, or endorser, guarantor or surety paying this Note in full shall succeed to all rights of Bank, and Bank shall be under no further responsibility for the exercise thereof or the loan evidenced hereby.


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

         This Note is a renewal and increase of a Revolving Credit Note dated June 13, 1996 in the original principal amount of $12,000,000 by Companies payable to Bank.

         Nothing herein shall limit any right granted Bank by any other instrument or by law.

                                DETREX CORPORATION



                                By:
                                   ------------------------------------
                                           Gerald J. Israel

                                Its: Vice President-Finance
                                     and Chief Financial Officer



                                THE ELCO CORPORATION



                                By:
                                   ------------------------------------
                                           Gerald J. Israel

                                Its: Treasurer



                                HARVEL PLASTICS, INC.



                                By:
                                   ------------------------------------
                                         Gerald J. Israel

                                Its: Director






                                        8
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                               SEIBERT-OXIDERMO, INC.



                               By:
                                  ------------------------------------
                                           Gerald J. Israel

                               Its: Treasurer


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